EXHIBIT 10.03

          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of July 2, 2005 (this “Supplemental Indenture”), is by and between VERITAS Software Corporation, a Delaware corporation (the “Company”), Symantec Corporation, a Delaware corporation (the “Parent”) and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

          WHEREAS, the Company and the Trustee are parties to an indenture dated as of August 1, 2003, as amended by that certain First Supplemental Indenture, dated as of October 25, 2004 (the “Indenture”), providing for the issuance of the Company’s 0.25% Convertible Subordinated Notes due 2013 (the “Securities”);

          WHEREAS, as a result of the Agreement and Plan of Merger, dated as of December 15, 2004 (the “Merger Agreement”), by and among the Company, Parent and Carmel Acquisition Corp., each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), shall be converted into 1.1242 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”);

          WHEREAS, pursuant to Section 4.11 of the Indenture, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, the Company is required to execute a supplemental indenture providing (i) that the holder of each outstanding Security shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property receivable in connection with the Merger Agreement by a holder of the number of shares of Applicable Stock (as defined in the Indenture) deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance and (ii) for adjustments of the Conversion Rate (as defined in the Indenture) which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in Article 4 of the Indenture;

          WHEREAS, pursuant to Section 4.11 of the Indenture, Parent and the Company wish to provide that, following the consummation of the transactions contemplated by the Merger Agreement, each Security shall thereafter be convertible into 24.37288 shares of Parent Common Stock per share of $1,000 principal amount of Securities;

          WHEREAS, pursuant to Section 4.11 of the Indenture, Parent has agreed to be a party to this Supplemental Indenture;

          WHEREAS, pursuant to Section 11.1 of the Indenture, the Company may amend or supplement the Indenture in certain circumstances without notice to or consent of any Holder;

          WHEREAS, pursuant to Section 11.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

          WHEREAS, pursuant to Section 12.4 of the Indenture, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel.

          NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Amendment of Section 1.1. The following definitions contained in Section 1.1 are hereby amended and restated in their entirety as follows:

          “Applicable Stock” means (i) the Common Stock or (ii) in the event of a merger, consolidation or other similar transaction involving Parent that is otherwise permitted hereunder in which Parent is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

          “Board of Directors” means either the board of directors of Parent or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

          “Common Stock” means the common stock of the Parent, $0.01 par value per share, and any shares of any class or classes of capital stock of Parent resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent and which are not subject to redemption by Parent; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          “Conversion Rate” shall mean 24.37288 shares of Common Stock per $1,000 of Securities, subject to adjustment as set forth in the Indenture.

          “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company or Parent, as the case may be.

          “Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company or Parent, as the case may be, and by one other Officer.

          The following definition shall be added to Section 1.1.:

          “Parent” means Symantec Corporation, a Delaware corporation, and its successors and assigns.

          3. Amendment of Section 4.1.

     a. All references to “the Company” in Sections 4.1(f) and 4.1(g) shall be changed to references to “Parent”.

     b. All references to “the Company’s” in the last sentence of Section 4.1 shall be changed to references to “Parent’s”.

          4. Amendment of Section 4.2. All references to “the Company” in the second paragraph of Section 4.2 shall be changed to references to “Parent”.

          5. Amendment of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13, 4.14 and 4.15. All references to “the Company” in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.13, 4.14 and 4.15 shall be changed to references to “Parent”.

          6. Amendment of Section 4.12.

     a. In the fifth line of the first paragraph of Section 4.12, the words “or Parent” shall be added after the word “Company”;

     b. In the seventh line of the first paragraph of Section 4.12, the words “or Parent’s” shall be added after the word “Company’s”; and

     c. In the fourth line of the second paragraph of Section 4.12, the words “or Parent” shall be added after the word “Company”.

          7. Amendment of Section 5.8. The word “Parent” shall replace the words “the Company” each time they appear in the second sentence of Section 5.8.

          8. Amendment of Section 6.1. The following shall be added as a new paragraph at the end of Section 6.1:

“Parent hereby irrevocably and fully and unconditionally guarantees all of the Company’s obligations under the Securities and the Indenture, including without limitation all payments of principal and interest or Additional Interest that are or may be payable from time to time thereunder.”

          9. Amendments of Section 6.2. The words “and Parent” shall be inserted after the word “Company” each time it appears in the first paragraph of Section 6.2; the words “(as modified by the exemption afforded by Section 3-10 of Regulation S-X under the Exchange Act)” shall be inserted after the word “Act” in the second line of the first paragraph of Section 6.2; and the words “and Parent’s” shall be inserted after the word “Company’s” in the fourth line of the second paragraph of Section 6.2.

          10. Amendments of Section 6.3. The words “and Parent” shall be inserted after the word “Company” in the second line of Section 6.3 and the words “and Parent’s” shall be inserted after the word “Company’s” in the third line of Section 6.3.

          11. Amendments of Section 6.4 and 6.5. The words “and Parent” shall be inserted after the word “Company” each time it appears in Sections 6.4 and 6.5.

          12. Amendments of Section 6.6. The words “each of” shall be inserted before the words “the Company” and the words “and Parent” shall be inserted after the words “the Company” in the second line of Section 6.6. The words “and Parent” shall be inserted after the word “Company” in the last sentence of Section 6.6.

          13. Amendments of Section 6.7. The words “Each of” shall be inserted before the words “the Company” and the words “and Parent” shall be inserted after the words “the Company” in the first line and the sixth line of Section 6.7. The words “or Parent, as the case may be” shall be inserted after the word “Company” in the third line of Section 6.7.

          14. Amendments of Section 7.1. Section 7.1 shall be amended and restated in its entirety as follows:

“SECTION 7.1 COMPANY AND PARENT MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

          Each of the Company and Parent shall not consolidate with or merge with or into any other Person (in a transaction in which the Company or Parent, as the case may be, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Company or Parent shall consolidate with or merge with or into another Person (in a transaction in which the Company or Parent, as the case may be, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or Parent is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or Parent substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company or Parent to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or Parent, as the case may be) formed by such consolidation or into which the Company or Parent shall have been merged or by the Person which shall have acquired the Company’s or Parent’s assets;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company or Parent, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          15. Amendments of Section 7.2. Section 7.2 shall be amended and restated in its entirety as follows:

“SECTION 7.2 SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company or Parent with, or merger of the Company or Parent into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or Parent substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company or Parent, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Parent under this Indenture with the same effect as if such successor Person had been named as the Company or Parent herein, and thereafter, except in the case of a lease, the predecessor Person shall be discharged of all obligations and covenants under this Indenture and the Securities.”

          16. Amendments of Section 8.1(3). The words “or Parent” shall be inserted after the word “Company” in Section 8.1(3).

          17. Amendments of Section 12.2. The following paragraph shall be inserted immediately prior to the line containing the words “if to the Trustee, to:” in Section 12.2:

“if to Parent, to:

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, California 95014

Arthur F. Courville

Facsimile No: (408) 517-8186

Phone No: (408) 517-8000”

          18. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          19. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          20. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          21. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

          22. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

VERITAS SOFTWARE CORPORATION

By	/s/ Edwin Gillis

Name: Edwin Gillis
Title: Executive Vice President and Chief Financial Officer

SYMANTEC CORPORATION

By	/s/ John W. Thompson

Name: John W. Thompson
Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald

Name: Paula Oswald
Title: Vice President

[SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE]